                              ILEX ONCOLOGY, INC.
                          11550 IH-10 West, Suite 300
                            San Antonio, Texas 78230
                           Telephone: (210) 949-8200


                                 April 13, 1998


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of the Stockholders of ILEX Oncology, Inc. The Annual Meeting will be held Wednesday, May 20, 1998, at 10:00 a.m. C.S.T. at the Omni San Antonio Hotel, 9821 Colonnade Boulevard, San Antonio, Texas 78230. The formal Notice of Annual Meeting is set forth in the enclosed material.

         The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. Following the meeting, stockholders will have the opportunity to ask questions and comment on ILEX Oncology, Inc.'s operations.

         It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

         We appreciate your investment in ILEX Oncology, Inc. and urge you to return your proxy card as soon as possible.

                                        Sincerely,



                                        Richard L. Love
                                        President and Chief Executive Officer

                              ILEX ONCOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ILEX Oncology, Inc. (the "Company") will be held on May 20, 1998, at 10:00 a.m. C.S.T., at the Omni San Antonio Hotel, 9821 Colonnade Boulevard, San Antonio, Texas, for the following purposes:

                 (1) A proposal to elect eight (8) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

                 (2) A proposal to approve and amend the Company's 1995 Stock Option Plan (the "Stock Option Plan") to increase the number of shares authorized for issuance under the Stock Option Plan to 1,800,000;

                 (3) A proposal to approve and amend the Company's 1996 Non-Employee Director Stock Option Plan (the "NEDSOP") to increase the number of shares authorized for issuance under the NEDSOP to 225,000;

                 (4) A proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998; and

                 (5) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

         Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

         The Board of Directors of the Company has fixed the close of business on March 26, 1998, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                        By Order of the Board of Directors,



                                        RICHARD L. LOVE,
                                        President and Chief Executive Officer
San Antonio, Texas
April 13, 1998

                        ------------------------------

                                   IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.
EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                              ILEX ONCOLOGY, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1998


GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy are furnished to the stockholders of ILEX Oncology, Inc., a Delaware corporation (the "Company" or "ILEX"), in connection with the solicitation by the Board of Directors (the "Board") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") to be held on May 20, 1998, at 10:00 a.m. C.S.T., at the Omni San Antonio Hotel, 9821 Colonnade Boulevard, San Antonio, Texas 78230, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Meeting will be voted.

         The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $0.01 par value (the "Common Stock"). At the close of business on March 26, 1998 (the "Record Date"), there were outstanding and entitled to vote 12,280,730 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

         The Annual Report to Stockholders for the year ended December 31, 1997, has been or is being furnished with this Proxy Statement, which is being mailed on or about April 13, 1998, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the eight nominees for director named herein, for the proposal to approve and amend the Company's 1995 Stock Option Plan (the "Stock Option Plan") to increase the number of shares authorized for issuance under the Stock Option Plan, for the proposal to approve and amend the Company's 1996 Non-Employee Director Stock Option Plan (the "NEDSOP") to increase the number of shares authorized for issuance under the NEDSOP and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary of the Company at the Company's principal offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's principal offices are located at 11550 IH-10 West, Suite 300, San Antonio, Texas 78230.

         The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors, and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal to approve and amend the Stock Option Plan to increase the number of shares authorized for issuance under the Stock Option Plan, the approval of the proposal to approve and amend the NEDSOP to increase the number of shares authorized for issuance under the NEDSOP, and for the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth as of the Record Date certain information with respect to the Company's Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each person serving as a director during fiscal 1997, its nominees for director, each executive officer named in the Summary Compensation Table and by all its directors and executive officers as a group.

                                                                      SHARES              PERCENTAGE OF
                                                                   BENEFICIALLY         OUTSTANDING SHARES
 NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNED(1)(2)        BENEFICIALLY OWNED(3)
 ------------------------------------                          -------------------    ---------------------
CTRC Research Foundation(4) . . . . . . . . . . . . . . . .          2,782,127                 22.65%
     8122 Datapoint
     San Antonio, Texas  78229
Boston Capital Ventures III,
  Limited Partnership(5)  . . . . . . . . . . . . . . . . .            771,547                  6.25%
     30 Rowes Wharf
     Boston, Massachusetts  02110
Hambro America, Inc.(6) . . . . . . . . . . . . . . . . . .            759,940                  6.18%
     650 Madison Avenue, 21st Fl.
     New York, New York  10022
Perseus, L.L.C.(7)  . . . . . . . . . . . . . . . . . . . .            841,383                  6.76%
     The Army and Navy Club Building
     1627 I Street N.W., Suite 610
     Washington, D.C.  20006
Advent International Corporation(8) . . . . . . . . . . . .            688,468                  5.60%
     101 Federal Street
     Boston, Massachusetts  02110
Daniel D. Von Hoff, M.D.(9)(10) . . . . . . . . . . . . . .            402,062                  3.27%
Richard L. Love(9)  . . . . . . . . . . . . . . . . . . . .            302,250                  2.46%
Richard J. Marcel . . . . . . . . . . . . . . . . . . . . .                  0                  -
Timothy J. Williamson(11) . . . . . . . . . . . . . . . . .             37,625                  *
Deirdre K. Tessman, Ph.D.(12) . . . . . . . . . . . . . . .             41,335                  *
Pedro Santabarbara, M.D., Ph.D.(13) . . . . . . . . . . . .              2,000                  *
John L. Cassis(14)  . . . . . . . . . . . . . . . . . . . .             11,093                  *
Alexander L. Weis, Ph.D.(9)(15) . . . . . . . . . . . . . .            245,444                  2.00%
A. Dana Callow, Jr.(16)(17) . . . . . . . . . . . . . . . .             30,673                  *
Jerry R. Mitchell, M.D. (18)(19)  . . . . . . . . . . . . .              4,996                  *
Jason S. Fisherman, M.D.(20)(21)  . . . . . . . . . . . . .              7,093                  *
Ruskin C. Norman, M.D.(21)(22)(23)  . . . . . . . . . . . .             28,661                  *
Joseph S. Bailes, M.D.(24)  . . . . . . . . . . . . . . . .                  0                  -
Gary V. Woods(21)(22)(25) . . . . . . . . . . . . . . . . .             51,978                  *
All executive officers and directors as a group
   (13 persons)(10)(14)(16)(18)(20)(22)(24)(26) . . . . . .            916,529                  7.39%

----------------------------------

*        Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of March 26, 1998, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise noted, the street address of the named beneficial owner is 11550 IH-10 West, Suite 300, San Antonio, Texas 78230.
(2) To the Company's knowledge, unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
(3) Based on a total of 12,280,730 shares of Common Stock issued and outstanding on March 26, 1998.
(4) Does not include 14,185 shares of Common Stock issuable upon exercise of options granted to Mr. Woods and Dr. Norman, who are members of the Board of Directors of The Cancer Therapy and Research Center of South Texas ("CTRC"). CTRC Research Foundation ("CTRC Research") is a wholly-owned subsidiary of CTRC, and Mr. Woods and Dr. Norman have agreed to donate economic gain from such options to CTRC.
(5) Includes 64,129 shares of Common Stock issuable upon exercise of warrants. Does not include 7,093 shares issuable upon exercise of options held by Mr. Callow. Mr. Callow is a general partner of the general partner of Boston Capital Ventures III, Limited Partnership ("BCV"), and Mr. Callow has assigned his economic interest in such options to BCV.
(6) Includes shares of Common Stock held by Cross Atlantic Partners K/S and Cross Atlantic Partners II K/S, both of which are entities under the control of Hambro America, Inc. and 24,552 shares of Common Stock issuable upon exercise of warrants held by Cross Atlantic Partners K/S and Cross Atlantic Partners II K/S, collectively. Does not include 7,093 shares of Common Stock issuable upon exercise of options granted to Mr. Cassis, who is a principal of Hambro America, Inc. and has assigned his economic interests in such options to entities under control of Hambro America, Inc.
(7) Perseus, L.L.C. is the sole manager of Perseus Pharmaceuticals, L.L.C. and the sole manager, indirectly, of Perseus Capital, L.L.C. Represents 654,706 shares of Common Stock held by Perseus Pharmaceuticals, Inc., 23,500 shares of Common Stock held by Perseus Capital, Inc. and 163,677 shares of Common Stock issuable upon exercise of warrants held by Perseus Pharmaceuticals, Inc.
(8) Includes shares of Common Stock held by Rovent II Limited Partnership, Advent Performance Materials Limited Partnership, ADVENTACT Limited Partnership and Advent International Investors II Limited Partnership, all of which are entities under the control of Advent International Corporation. Includes 23,513 shares of Common Stock issuable upon exercise of warrants.
(9) Includes 21,410 shares of Common Stock issuable upon exercise of options.
(10)     Includes 1,000 shares of Common Stock held by Dr. Von Hoff's spouse.
(11) Includes 35,625 shares of Common Stock issuable upon exercise of options.
(12) Includes 2,855 shares of Common Stock issuable upon exercise of options.
(13) Represents 2,000 shares of Common Stock issuable upon exercise of options.
(14) Does not include 759,940 shares of Common Stock beneficially owned by Hambro America, Inc. Mr. Cassis, a principal of Hambro America, Inc., may be deemed to be a beneficial owner of the shares of Common Stock beneficially owned by Hambro America, Inc. Mr. Cassis disclaims any such beneficial ownership. Does include 7,093 shares of Common Stock issuable upon exercise of options. Mr. Cassis has assigned his economic interest in such options to entities under the control of Hambro America, Inc.
(15) Dr. Weis resigned from his positions with the Company effective January 23, 1998.
(16) Does not include 771,547 shares beneficially owned by BCV. Mr. Callow, a general partner of the general partner of BCV, may be deemed to be a beneficial owner of the shares of Common Stock beneficially owned by BCV. Mr. Callow disclaims beneficial ownership of such shares.

                       (footnotes continued on next page)

(17) Includes 1,081 shares of Common Stock issuable upon exercise of warrants, 7,093 shares of Common Stock issuable upon exercise of options, 500 shares held in Mr. Callow's IRA and 1,000 shares jointly held by Mr. Callow and his spouse. Mr. Callow has assigned his economic interest in the 7,093 shares of Common Stock issuable upon exercise of options to BCV.
(18) Does not include 475,753 shares beneficially owned by MPI Enterprises, L.L.C. ("MPI"). Dr. Mitchell, co- founder and Chief Executive Officer of MPI, may be deemed to be a beneficial owner of the shares of Common Stock owned by MPI. Dr. Mitchell resigned as director of the Company on February 12, 1998.
(19) Represents 4,996 shares of Common Stock issuable upon exercise of options.
(20) Does not include 688,468 shares beneficially owned by entities under the control of Advent International Corporation ("Advent"). Dr. Fisherman is a Vice President of Advent and may be deemed to be the beneficial owner of such shares. Dr. Fisherman disclaims beneficial ownership of such shares.
(21)     Includes 7,093 shares issuable upon exercise of options.
(22) Does not include 2,796,312 shares beneficially owned by CTRC Research. See Footnote (4).
(23) Includes 1,159 shares of Common Stock issuable upon exercise of warrants.
(24) Does not include 315,713 shares of Common Stock beneficially owned by PRN Research, Inc. ("PRN"). Dr. Bailes is an officer of PRN and may, therefore, be deemed to be the beneficial owner of such shares of Common Stock. Dr. Bailes disclaims beneficial ownership of such shares.
(25) Includes 3,274 shares of Common Stock issuable upon exercise of warrants.
(26) Includes 106,049 shares of Common Stock issuable upon exercise of options and 5,514 shares of Common Stock issuable upon exercise of warrants. Does not include shares of Common Stock beneficially owned by Drs. Weis and Mitchell.


                   MATTERS TO COME BEFORE THE ANNUAL MEETING


PROPOSAL 1: ELECTION OF DIRECTORS

         Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.

                                                        NOMINEES
                                                        --------
                  NAME                      AGE              POSITION                  DIRECTOR SINCE
                  ----                      ---              --------                  --------------
 Richard L. Love   . . . . . . . . . .      54     President, Chief Executive                1993
                                                   Officer and Director
 Gary V. Woods   . . . . . . . . . . .      54     Chairman of the Board                     1993
 Joseph S. Bailes, M.D.  . . . . . . .      41     Director                                  1997
 A. Dana Callow, Jr. . . . . . . . . .      46     Director                                  1995
 John L. Cassis  . . . . . . . . . . .      49     Director                                  1995
 Jason S. Fisherman, M.D.  . . . . . .      41     Director                                  1995
 Ruskin C. Norman, M.D.  . . . . . . .      79     Director                                  1993
 Daniel D. Von Hoff, M.D.  . . . . . .      50     Director and Co-Chairman of               1994
                                                   Scientific Advisory Board

         Biographical information on these directors is set forth below under "Further Information -- Board of Directors and Executive Officers." In connection with the strategic collaboration with Physician Reliance Network, Inc. ("PRN") in July 1997, Dr. Bailes was elected as a director of the Company. As part of the strategic collaboration with PRN, the Company has agreed to nominate a designee of PRN for election as director at each annual meeting of stockholders until the year 2000. After such time, the Company will nominate a designee of PRN for election as director so long as PRN (or its affiliates) owns at least 800,000 shares of Common Stock.

         It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

         The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of its Board. The Board has established four standing committees: Audit, Compensation, Stock Option and Relationship Oversight.

         The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee consists of two non-employee directors: John L. Cassis and Ruskin C. Norman, M.D.

         The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and makes recommendations to the Stock Option Committee regarding stock option grants under the Stock Option Plan. The Compensation Committee consists of three non-employee directors, Gary V. Woods, A. Dana Callow, Jr. and John L. Cassis, and one employee director, Richard L. Love. Mr. Love does not participate in decisions with respect to his own compensation.

         The Stock Option Committee reviews recommendations from the Compensation Committee with respect to option grants to employees and consultants of the Company, and makes grants under and administers the Stock Option Plan. The Stock Option Committee consists of three non-employee directors, Gary V. Woods, A. Dana Callow, Jr. and John L. Cassis.


         The Relationship Oversight Committee is comprised of Richard L. Love and Dr. Jason S. Fisherman and reviews relationships between the Company's directors, executive officers and members of its Scientific Advisory Board and third parties to ensure such relationships are in the best interest of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1997, the Board of Directors met five (5) times, the Compensation Committee met five (5) times, the Audit Committee met one (1) time, the Stock Option Committee met five (5) times and the Relationship Oversight Committee met one (1) time. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

         Each non-employee director receives a fee of $1,000 for each board meeting and committee meeting attended, if such committee meeting is held on a different day than a Board meeting. In each case, the members of the Board of Directors are reimbursed for their travel expenses to and from the meetings. The members of the Board of Directors do not receive a fee for telephonic meetings. In addition, each non-employee director is eligible to receive option grants under the NEDSOP. Upon their initial election to the Board, each non-employee director receives an option grant of 17,128 shares of Common Stock which vests in monthly increments over a four-year period. Additional option grants under the NEDSOP are made at the discretion of the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

PROPOSAL 2: PROPOSAL TO APPROVE AND AMEND THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE STOCK OPTION PLAN TO 1,800,000

         The Stock Option Plan was originally adopted effective as of April 10, 1995. The Stock Option Plan currently entitles employees and consultants of the Company to receive options to purchase up to an aggregate of 1,141,807 shares of the Company's Common Stock (subject to adjustment for changes in capitalization), which options may be either (i) incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-incentive stock options, subject to the provisions of
Section 83 of the Code and applicable treasury regulations. The Stock Option Plan is intended to advance the best interests of the Company by providing such persons with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in the Company's employ. A complete copy of the Stock Option Plan is attached hereto as Exhibit
A. This description of the Stock Option Plan is qualified in its entirety by reference to Exhibit A, which is hereby incorporated herein by reference as if fully set forth herein.

         The Company proposes to amend the Stock Option Plan to increase the number of shares of Common Stock available for grant under the Stock Option Plan by 658,193 shares of Common Stock. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") requires that, in order for the Company to deduct compensation in excess of $1,000,000 paid to the Company's executives pursuant to the Stock Option Plan, the Stock Option Plan must, among other things, be approved by the Company's stockholders within three years subsequent to the Company's initial public offering of shares of its Common Stock in February 1997. Accordingly, the Company is submitting this proposal to the stockholders to approve and amend the Stock Option Plan. Of the 1,141,807 shares of Common Stock currently authorized for grant under the Stock Option Plan, 172,282 shares remain available as of March 26, 1998. If the proposed amendment is approved, the aggregate number of shares which may be issued or covered by options pursuant to the Stock Option Plan would be increased from 1,141,807 to 1,800,000.

         The dollar value of benefits or amounts to be received under this proposed amendment to the Stock Option Plan are not determinable at this time because the dollar value of any such benefits or amounts to be received is dependent upon the fair market value of Common Stock increasing from the date of grant of options under the Stock Option Plan to the date of exercise of such options.

         Assuming the presence of a quorum, approval of the proposal to approve and amend the Stock Option Plan to increase the number of shares authorized for issuance under the Stock Option Plan to 1,800,000 requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND AMEND THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE STOCK OPTION PLAN TO 1,800,000


PROPOSAL 3: PROPOSAL TO APPROVE AND AMEND THE NEDSOP TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE NEDSOP TO 225,000

         The NEDSOP was originally adopted effective as of October 18, 1996. The NEDSOP currently entitles non-employee directors of the Company to receive options to purchase up to an aggregate of 171,271 shares of the Company's Common Stock (subject to adjustment for changes in capitalization), which options are non-incentive stock options, subject to the provisions of Section 83 of the Code and applicable treasury regulations. The NEDSOP is intended to advance the best interests of the Company by providing such persons with additional incentive by increasing their proprietary interest in the success of the Company. A complete copy of the NEDSOP is attached hereto as Exhibit B. This description of the NEDSOP is qualified in its entirety by reference to Exhibit B, which is hereby incorporated herein by reference as if fully set forth herein.

         The Company proposes to amend the NEDSOP to increase the number of shares of Common Stock available for grant by 53,729 shares of Common Stock. Of the 171,271 shares of Common Stock currently authorized for grant under the NEDSOP, 63,507 shares remain available as of March 26, 1998. If the proposed amendment is approved, the aggregate number of shares which may be issued or covered by options pursuant to the NEDSOP would be increased from 171,271 to 225,000.

         The dollar value of benefits or amounts to be received under this proposed amendment to the NEDSOP are not determinable at this time because the dollar value of any such benefits or amounts to be received is dependent upon the fair market value of Common Stock increasing from the date of grant of options under the NEDSOP to the date of exercise of such options.

         Assuming the presence of a quorum, approval of the proposal to approve and amend the NEDSOP to increase the number of shares authorized for issuance under the NEDSOP to 225,000 requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND AMEND THE NEDSOP TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE NEDSOP TO 225,000


PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 1998. Although stockholder ratification is not required, the Board has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements since the Company commenced operations in 1994 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

         Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

         Assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

                              FURTHER INFORMATION

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is information with respect to each director and executive officer of the Company as of March 26, 1998. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.

                 NAME                      AGE                     POSITION
                 ----                      ---                     --------
 Richard L. Love (1)(2)  . . . . . .        54       President, Chief Executive Officer and Director

 Richard J. Marcel . . . . . . . . .        50       Senior Vice President and Chief Operating Officer, ILEX
                                                     Oncology Services, Inc.

 Deirdre K. Tessman, Ph.D. . . . . .        53       Senior Vice President, European Operations

 Timothy J. Williamson . . . . . . .        54       Senior Vice President, Business Development

 James R. Koch . . . . . . . . . . .        43       Vice President and Chief Financial Officer

 Pedro Santabarbara, M.D., Ph.D. . .        45       Vice President, Medical Affairs

 Gary V. Woods (1) (3) . . . . . . .        54       Chairman of the Board

 Joseph S. Bailes, M.D.  . . . . . .        41       Director

 A. Dana Callow, Jr. (1) (3) . . . .        46       Director

 John L. Cassis (1) (3) (4)  . . . .        49       Director

 Jason S. Fisherman, M.D.(2) . . . .        41       Director

 Ruskin C. Norman, M.D. (4)  . . . .        79       Director

 Daniel D. Von Hoff, M.D.  . . . . .        50       Director and Co-Chairman of Scientific Advisory Board


_________________

(1) Member of the Compensation Committee.
(2) Member of the Relationship Oversight Committee
(3) Member of Stock Option Committee
(4) Member of the Audit Committee.

         RICHARD L. LOVE has served as President, Chief Executive Officer and Director of the Company since its inception in December 1993. Mr. Love has more than 30 years of industry experience with more than 16 years in the biosciences industry. Prior to forming ILEX, Mr. Love was Chief Operating Officer of CTRC Research Foundation from 1991 to 1993. From 1983 through 1991, Mr. Love served as CEO of Triton Biosciences Inc., a subsidiary of Shell Oil Company, and led the sale of Triton Biosciences Inc. to Berlex Laboratories, Inc., a subsidiary of Schering, A.G. Mr. Love earned his B.S. and M.S. in Chemical Engineering from Virginia Polytechnic Institute.

         RICHARD J. MARCEL has served as Senior Vice President and Chief Operating Officer, ILEX Oncology Services, Inc. since joining the Company in December 1997. Mr. Marcel has more than 25 years of experience in pharmaceutical drug development. Prior to joining ILEX, he served as Executive Director for the Clinical and Preapproval Services Division of Covance from December 1996 to November 1997. Before that, he spent ten years as an officer and director of The PHOENIX Clinical Research Management Company, Inc. and two years as Senior Director, Research Development for the Institute for Biological Research & Development, Inc. He began his career with Hoffman-LaRoche, Inc., where he spent 12 years in various positions. Mr. Marcel holds a B.S. degree in biology and an M.S. in biochemistry from the University of Maine.

         DEIRDRE K. TESSMAN, PH.D., has served as Senior Vice President, European Operations since December 1997. From October 1994 to December 1997, she served as Vice President, Drug Development of the Company. From January 1991 to October 1994, Dr. Tessman served as Director, Worldwide Pharmaceutical Projects for Schering AG, and from 1987 to 1991 as Director of Pharmaceutical Project Development at Triton Biosciences Inc. Dr. Tessman has also served as Director of Clinical Research at Roskon Research Corporation, as Manager of Clinical Research at Medco Research, Inc. and as a Scientist with Warner-Lambert/Parke Davis. Dr. Tessman earned her B.S. from Marygrove College, her M.B.A. from the University of Michigan and her Ph.D. from California Coast University.

         TIMOTHY J. WILLIAMSON has served as Senior Vice President, Business Development of the Company since October 1994. From April 1990 through October 1994, Mr. Williamson served as Vice President for Marketing and Sales with Boehringer Mannheim Pharmaceutical Corporation ("Boehringer"). Prior to joining Boehringer, Mr. Williamson served as Regional Sales Director at Genentech, Inc. and held various positions with Merck Sharp & Dohme, the U.S. pharmaceutical division of Merck & Co. Inc. Mr. Williamson holds his B.A. from the University of Texas.

         JAMES R. KOCH, CMA, has served as Vice President and Chief Financial Officer of the Company since August 1996. Mr. Koch was the Vice President, Finance and Chief Financial Officer for two start-up specialty pharmaceutical companies, Symphony Pharmaceuticals, Inc. (1993 to 1996) and Neose Pharmaceuticals (1991 to 1993) (currently Neose Technologies, Inc.). His prior experience also includes ten years in senior financial management positions with G.D. Searle Pharmaceutical. Mr. Koch holds his M.S. from Krannert School of Management at Purdue University and his B.S. in Mechanical Engineering from General Motors Institute.

         PEDRO SANTABaRBARA, M.D., PH.D., has served as Vice President, Medical Affairs since August 1996. Prior to joining ILEX, he was Director of Clinical Research Oncology for Rhone-Poulenc Rorer Pharmaceuticals in North America from August 1994 to August 1996, and served Bristol-Myers Squibb Company in its medical oncology departments in domestic and international positions from February 1988 to August 1994. Dr. Santabarbara holds his M.D. and Ph.D. degrees from the University of Barcelona where he specialized in Internal Medicine and Medical Oncology.

         GARY V. WOODS joined ILEX as a Director in December 1993 and was elected Chairman of the Board in October 1994. Since 1979, Mr. Woods has been employed as President of McCombs Enterprises, Inc., an organization which invests in automobile dealerships, oil and gas ventures, real estate and broadcasting. He currently serves on the Board of Directors of several organizations, including the Cancer Therapy and Research Center of South Texas ("CTRC"), and is Chairman of the Board of Trustees of CTRC Research Foundation ("CTRC Research"), the wholly-owned research subsidiary of CTRC. Mr. Woods previously served as a director of Titan Holdings, Inc. and the Greater San Antonio Chamber of Commerce. Mr. Woods also served as President of the San Antonio Spurs, a professional basketball team, from 1988 to 1993. Mr. Woods received his B.B.A. from Southwest Texas State University and his M.B.A. from Southern Methodist University and is a licensed Certified Public Accountant.

         JOSEPH S. BAILES, M.D. has served as a director of ILEX since August 1997. He has been Executive Vice President and National Medical Director for Physician Reliance Network, Inc. since its formation in 1993 and since 1986 has been employed as an oncologist by Texas Oncology, P.A. A board certified oncologist, Dr. Bailes received his medical degree from The University of Texas Southwestern Medical School in Dallas. He also serves as Chairman of the Clinical Practice Committee of the American Society of Clinical Oncology. Dr. Bailes serves as an advisory director of Texas Regional Bancshares.

         A. DANA CALLOW, JR. has been a Director of ILEX since October 1995.
He is a partner of several Boston Capital Ventures' partnerships, which he co-founded in 1982. Prior to that, he was a management consultant for Braxton Associates, Inc. He is or has been a director of many companies, including PAREXEL International, Inc., Medical Management of New England, Inc., Tektagen, Inc., and Continuity Marketing Corporation, Inc. Mr. Callow received his A.B. from Tufts University and his M.B.A. from The Amos Tuck School at Dartmouth College.

         JOHN L. CASSIS has been a Director of ILEX since October 1995. Mr. Cassis joined Hambro Health International in 1994. Prior to that, he was a Director of Salomon Brothers Inc, where he co-founded Salomon Brothers Venture Capital in 1986 and headed it from 1990 to 1994. From 1976 to 1981, he was a Managing Director of Ardshiel Associates, Inc. (currently Ardshiel Inc.), a merchant bank. In 1972, Mr. Cassis was employed by Johnson & Johnson ("J&J") where he founded the Johnson & Johnson Development Corporation, that firm's venture capital arm, and was J&J's Manager of Acquisitions. Mr. Cassis is currently on the Board of Directors of HealthTech Services Corp., and is Chairman of the Board of Directors of IMPATH Inc. and Dome Imaging Systems, Inc. Mr. Cassis received his A.B. and M.B.A. from Harvard University.

         JASON S. FISHERMAN, M.D., has been a Director of ILEX since October 1995. Dr. Fisherman is currently a Vice President at Advent International Corporation. Prior to joining Advent, Dr. Fisherman served as Senior Director of Medical Research for Enzon, Inc. from 1991 to 1994. Between 1989 and 1992, he managed clinical development of a number of anticancer drugs at the NCI.
Dr. Fisherman is currently a director of several private health care companies. Dr. Fisherman received his B.A. in Molecular Biophysics and Biochemistry from Yale, his M.D. from the University of Pennsylvania, and his M.B.A. from Wharton. He is Board-certified in internal medicine and medical oncology.

         RUSKIN C. NORMAN, M.D., has been a Director of ILEX since December 1993. Dr. Norman is past member (Senior Partner) of Radiology Physician Associates, as well as a previous President of St. Luke's Lutheran Hospital. In 1978, he held the post of Chairman of the National Medical Advisory Committee of the American Health Care Association. Dr. Norman serves on the Board of Directors of several companies, including CTRC and Compass Bank - San Antonio. Dr. Norman holds his B.S. in Pharmacy from the St. Louis College of Pharmacy and his M.D. from the Northwestern University Medical School.

         DANIEL D. VON HOFF, M.D., has served as Co-Chairman, Scientific Advisory Board and a Director of the Company since October 1994. Dr. Von Hoff has been Director of the Institute for Drug Development ("IDD") and Chief Executive Officer of CTRC Research since 1989 and 1995, respectively, and has also been a Clinical Professor of Medicine at the University of Texas Health Science Center-San Antonio ("UTHSCSA") since 1995. He is a holder of an NCI grant to conduct Phase I trials with compounds from NCI. Over the past 17 years, Dr. Von Hoff has served on the FDA's Oncology Advisory Committee and was a member of the Board of Directors of the American Society of Clinical Oncology. He is currently a member of the Board of Directors and the President-elect of the American Association for Cancer Research and is the Director of Research for PRN Inc., a division of Physician Reliance Network.
He is the recipient of numerous awards and honors including the K. Bagshawe Honorary Lecture for the British Association for Cancer Research, the EORTC Michel Clavel Lectureship and the Therapeutic Frontiers Lecture Award from the American College of Clinical Pharmacy. He is a Fellow of the American Association for the Advancement of Science and is a recipient of both the Outstanding Professor Award and the Presidential Teaching Award from UTHSCSA. Dr. Von Hoff holds his B.S. from Carroll College, and his M.D. from Columbia College of Physicians and Surgeons.

         All directors of the Company hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his or her successor is appointed or until his or her earlier resignation or removal in accordance with applicable law.


SCIENTIFIC ADVISORY BOARD

         The Company has organized a Scientific Advisory Board which consists of recognized scientists with expertise in oncology. The members of the Scientific Advisory Board are appointed by the Board of Directors and review and comment upon the Company's ongoing and proposed scientific projects. The Scientific Advisory Board also advises the Company on potential areas of clinical interest and provides scientific evaluations on products under development. The Scientific Advisory Board meets semi-annually and certain members meet in smaller groups or individually with the Company as needed. The Company provides each member of the Scientific Advisory Board, other than the Co-Chairmen, with a stipend in the amount of $2,000 per meeting and a one-time grant of an option for 5,710 shares of the Company's Common Stock. The Company also reimburses each member for expenses incurred when traveling to and attending meetings.

         All members of the Scientific Advisory Board have commitments to and/or consulting contracts with other organizations, including potential competitors of ILEX, that may limit their availability to the Company. None of these individuals is expected to devote more than a small portion of his or her time to the Company. The following are the members of ILEX's Scientific Advisory Board:

         For a biography of DANIEL D. VON HOFF, M.D., see "-- Executive Officers and Directors."

         CHARLES A. COLTMAN, JR., M.D., is Professor of Medicine at the UTHSCSA and the Director of the San Antonio Cancer Institute. He is President and CEO of CTRC, Chairman of Southwest Oncology Group, and has received numerous citations for his research in cancer control and the treatment of leukemia, lymphomas, and Hodgkin's Disease. Dr. Coltman is Co-Chairman of ILEX's Scientific Advisory Board with Daniel D. Von Hoff, M.D., and has served in such position since November 1994. Dr. Coltman holds his M.D. from the University of Pittsburgh School of Medicine.

         DAVID SAMUEL ALBERTS, M.D., has been a Professor of Medicine and Pharmacology at the Arizona Cancer Center, Tucson, since 1975, has been a Director of Cancer Prevention and Control at the NCI since 1988, and served as chairman of the Oncology Drug Advisory Committee to the FDA from 1982 to 1984. Dr. Alberts received his B.S. from Trinity College in 1962, and his M.D. from the University of Virginia in 1966.

         LAWRENCE H. EINHORN, M.D., has been associated with Indiana University since 1973 and currently holds the title of Distinguished Professor of Medicine. Dr. Einhorn has won numerous awards related to his cancer research, especially in testicular cancer, and is the recipient of a National Cancer Institute Outstanding Investigator Grant from 1985 through 1999. Dr. Einhorn received his M.D. degree from the State University of Iowa Medical School in 1967.

         THOMAS R. FLEMING, PH.D., is Chair of the Department of Biostatistics at the University of Washington and a member of the Fred Hutchinson Cancer Research Center in Seattle. He has been extensively involved in the design, conduct and analysis of clinical trials, most notably in AIDS and cancer research. His areas of special research interest include survival analysis and clinical trials methods with focus on the role of surrogate markers and data safety and monitoring boards. Dr. Fleming is the author of the Fleming Two-Stage Design, an innovative clinical trial design used extensively in cancer research to reduce the costs and time needed to evaluate experimental compounds. He received his B.A. in mathematics from the College of St. Thomas and holds an M.A. and his Ph.D. in statistics, both from the University of Maryland.

         MARK R. GREEN, M.D., is the Gilbreth Professor of Clinical Oncology, Chief of Hematology Oncology and Director of the Hollings Cancer Center at the Medical University of South Carolina in Charleston, South Carolina. Between 1985 and 1990, he served as the Director of the University of California San Diego Cancer Center ("UCSD"), an NCI-designated Clinical Cancer Center, and, in 1992, Dr. Green was appointed the first Edwin and Evelyn Tasch Professor in Cancer Research at UCSD. He held that position until moving to the Medical University of South Carolina as Director of the Hollings Cancer Center in August 1996. Dr. Green's research interests are in clinical investigation with a focus in lung cancer. He attended Harvard College and Harvard Medical School, receiving his B.A. degree in 1966, and his M.D. in 1970.

         WAUN KI HONG, M.D., is an American Cancer Society Clinical Research Professor, and Professor of Medicine and Chairman of the Department of Thoracic/Head and Neck Medical Oncology at M.D. Anderson Cancer Center, where he also holds the Charles A. LeMaistre Chair in Thoracic Oncology. He received his oncology training at Memorial Sloan- Kettering Cancer Center, and afterward served as Chief of Medical Oncology at the Boston V.A. Medical Center until joining M.D. Anderson in 1984. Dr. Hong is dedicated to translational research in both head and neck and lung cancer, and also focuses on the area of chemoprevention.

         ALEXANDRA M. LEVINE, M.D., joined the staff at the University of Southern California School of Medicine in 1977 and is currently a professor of Medicine and Chief, Division of Hematology and Medical Oncology. Dr. Levine served as the Executive Associate Dean of the University of Southern California School of Medicine from 1985 to 1990. Dr. Levine's research interests include the hematologic malignancies. She began an active program in AIDS research in 1981, focused primarily on the cancers related to AIDS, and most recently on HIV disease in women. She worked with Dr. Jonas Salk from 1987 until his death in 1995 on a potential AIDS vaccine. Dr.

Levine was appointed to the Presidential HIV/AIDS Advisory Council by President Clinton in June 1995, and currently serves as Chair of the Research Committee for the Presidential Council. Dr. Levine graduated from the University of California at Berkeley, and received her M.D. from the University of Southern California School of Medicine. She received training in Internal Medicine and Hematology at the University of Southern California School of Medicine, and in Oncology at Emory University.

         JEFFREY M. TRENT, PH.D., serves as both the Scientific Director and the Chief of the Laboratory of Cancer Genetics, National Center for Human Genome Research. Dr. Trent was recruited to the NIH Bethesda campus to establish the Intramural Research Program of the National Center for Human Genome Research. He received his Bachelor's Degree from Indiana University and his Ph.D. from The University of Arizona. He remained on the faculty at The University of Arizona for several years, where he served as the Director of Basic Research for the Arizona Comprehensive Cancer Center. He then accepted an Endowed Chair in Oncology at the University of Michigan in Ann Arbor where he also directed the Basic Science Program of the Cancer Center. His research interests are in the molecular genetics and cytogenetics of human cancer.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under the Stock Option Plan.

         Overall Objectives of the Executive Compensation Program

         The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long- term financial interests of executives with those of the Company and its stockholders. Throughout 1997, the Compensation Committee reviewed compensation for comparable organizations in order to establish the Company's total compensation program and recommend awards under the Stock Option Plan.

         Base Salary Program

         It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable research and development organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company. Based on a review of comparable organizations, Richard L. Love's base annual salary for 1997 was $193,500.

         Annual Incentive

         Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, product acquisition, in-licensing and out-licensing agreements and collaborative agreements. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue requires subjectivity on the part of the Compensation Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility. Richard L. Love received a $38,700 bonus from the Company in 1997.

         Stock Option Plan

         On April 10, 1995, the Board of Directors of the Company adopted, and the stockholders of the Company approved, the Stock Option Plan. The Stock Option Plan, as amended, provides for the issuance of up to a maximum of 1,141,807 shares of the Company's Common Stock to key employees of and consultants to the Company or any of its subsidiaries. Options granted under the Stock Option Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs"). See "Proposal No. 2: Proposal to Approve and Amend the Stock Option Plan to Increase the Number of Shares Authorized for Issuance Under the Stock Option Plan to 1,800,000."

         The Stock Option Plan is administered by a committee of at least two non-employee members of the Board of Directors, chosen by the Board of Directors, and is currently administered by the Stock Option Committee. The current members of the Stock Option Committee are Messrs. Cassis, Callow and Woods. The Compensation Committee has the authority to recommend to the Stock Option Committee those individuals to whom stock options should be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to exercise of the option, the terms for payment of the option price and other terms and conditions. Non-employee directors of the Company, which include various members of the Compensation Committee and all of the members of the Stock Option Committee, are not eligible to receive options under the Stock Option Plan.

         At December 31, 1997, the Company has granted options under the Stock Option Plan to purchase an aggregate of 846,411 shares of Common Stock at a weighted average exercise price per share of $7.77.

         Section 162(m)

         Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, the Company believes that compensation relating to options granted under the Stock Option Plan should be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Compensation Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's stockholders. The Compensation Committee, however, intends to take into account the potential application of
Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

         Conclusion

         The Compensation Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Compensation Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                Gary V. Woods
                                John L. Cassis
                              A. Dana Callow, Jr.
                                Richard L. Love

EXECUTIVE COMPENSATION

         The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1995, 1996 and 1997 by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 1997 (together, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                     ANNUAL              COMPENSATION
                                                  COMPENSATION              AWARDS
                                            -------------------------    --------------
                                                                          SECURITIES         ALL OTHER
                                   FISCAL                                 UNDERLYING        COMPENSATION
NAME & PRINCIPAL POSITION          YEAR      SALARY ($)    BONUS ($)      OPTIONS (#)           ($)
-------------------------------  --------   -----------   -----------     -----------       ------------
 Richard L. Love                  1997        $193,500      $38,700            --             $ 3,400(1)
    President and Chief           1996        $176,732      $45,000            --             $ 3,400(1)
    Executive Officer             1995        $175,000      $35,000          28,546           $ 3,400(1)

 Alexander L. Weis, Ph.D.(2)      1997        $172,000      $23,000            --                 --
    Executive Vice President,     1996        $160,000      $24,000            --                 --
    Chief Scientific Officer      1995        $160,000      $16,000          28,546               --

 Timothy J. Williamson            1997        $135,450      $20,318          6,300                --
    Senior Vice President,        1996        $129,000      $25,800            --                 --
    Business Development          1995        $112,885      $12,500          47,500               --

 Deirdre K. Tessman, Ph.D.        1997        $140,700      $21,105          6,500                --
    Senior Vice President,        1996        $134,000      $26,800          22,838               --
    European Operations           1995        $125,000      $25,000          47,500           $15,790(3)

 Pedro Santabarbara, M.D.,        1997        $183,000      $36,600            --             $40,499(3)
    Ph.D., Vice President,        1996(4)     $ 58,153      $15,000          42,818           $44,843(5)
    Medical Affairs               1995           --           --               --                 --

--------------

(1)      Life insurance premiums paid by the Company on behalf of Mr. Love.
(2) Dr. Weis resigned from his positions with the Company effective January 23, 1998.
(3)      Represents relocation expenses paid by the Company.
(4) Represents amounts received by Dr. Santabarbara after joining the Company in September 1996.
(5) Represents relocation expenses in the amount of $18,733, a signing bonus of $25,000 and interest paid on a loan by the Company on behalf of Dr. Santabarbara in the amount of $1,110.

STOCK OPTION GRANTS IN FISCAL 1997

         The following tables set forth information concerning individual grants of stock options, exercises of stock options, and aggregate stock options held for each of the Named Officers listed in the Summary Compensation Table above for the year ended December 31, 1997:

                             OPTION GRANTS IN 1997

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                      NUMBER OF       PERCENT OF                                      ANNUAL RATES OF
                                     SECURITIES      TOTAL OPTIONS                                      STOCK PRICE
                                     UNDERLYING       GRANTED TO       EXERCISE                      APPRECIATION FOR
                                       OPTIONS       EMPLOYEES IN       PRICE        EXPIRATION       OPTION TERM(1)
                                                                                                  ----------------------
 NAME                              GRANTED (#)(1)        1997         PER SHARE         DATE        5%             10%
 ----                             ----------------  --------------   ------------   ------------  ------         -------
 Richard L. Love . . . . . . .            0               --              --             --       --                  --
 Alexander L. Weis, Ph.D.(2) .
                                          0               --              --             --       --                  --
 Timothy J. Williamson . . . .          6,300            1.8%            $15.88        7/1/02     $27,640        $61,078
 Deirdre K. Tessman, Ph.D. . .
                                        6,500            1.8%            $15.88        7/1/02     $28,518        $63,017
 Pedro Santabarbara, M.D.,
 Ph.D. . . . . . . . . . . . .            0               --              --             --       --                  --

__________________________

(1) The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefor is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value realized may be greater than or less than the potential realizable values set forth in the table.
(2) Dr. Weis resigned from his positions with the Company effective January 23, 1998.

AGGREGATE OPTION EXERCISES IN 1997 AND FISCAL YEAR-END OPTION VALUES


                                                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                                                              UNDERLYING UNEXERCISED       THE-MONEY OPTIONS AT
                                                               OPTIONS AT FY-END (#)           FY-END ($)(1)
                                                            --------------------------  --------------------------
                                          SHARES ACQUIRED
                                            UPON OPTION
                  NAME                      EXERCISE(#)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
 --------------------------------------   ----------------  -----------  -------------  -----------  -------------
 Richard L. Love . . . . . . . . . . .           0            21,410         7,136       $    83,071   $    27,688
 Alexander L. Weis, Ph.D.(2) . . . . .
                                                 0            21,410         7,136            83,071        27,688
 Timothy J. Williamson . . . . . . . .           0            35,625        11,875           256,500        85,500
 Deirdre K. Tessman, Ph.D. . . . . . .
                                               38,480          2,855        35,503             1,056       121,897
 Pedro Santabarbara, M.D., Ph.D..  . .         8,705           2,000        32,113               740        11,882

-----------------------

(1) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 1997 ($7.38) and exercise prices of the options.
(2) Dr. Weis resigned from his positions with the Company effective January 23, 1998.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS

         Richard L. Love is a party to an employment agreement with the Company for a four-year period expiring in November 1998. The agreement provides for an initial base salary of $175,000 per year. The agreement contains a non-disclosure covenant and provides that for a period of one year after termination of employment, Mr. Love may not compete with the Company by engaging in certain Restricted Activities (as defined in the agreement). The agreement provides that either party may terminate the agreement without cause upon 30 days' notice. If the agreement is terminated by the Company other than for cause, the Company is obligated to pay Mr.Love a severance payment, unless Mr. Love elects to receive limited accelerated vesting of his stock options.

         Pedro Santabarbara, M.D., Ph.D. is a party to an employment agreement with the Company. The agreement provides for an initial base salary of $180,000 per year. The agreement provides that either party may terminate the agreement without cause upon 30 days' notice; however, in the event the Company elects to terminate the agreement without cause within four years of the date of the agreement, the Company is required to pay Dr. Santabarbara a severance payment. The agreement contains a non-disclosure covenant and provides that for a period of one year after termination of employment, Dr. Santabarbara will not compete with the Company, solicit its customers or recruit its employees.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Company's Board of Directors are Messrs. Cassis, Callow, Woods and Love. The Compensation Committee makes recommendations to the Board of Directors regarding executive compensation matters, including decisions relating to salary and bonus and grants of stock options. During the last fiscal year, Mr. Love participated in deliberations concerning compensation of executive officers of the Company other than himself.

PERFORMANCE GRAPH

         The Company's Common Stock has been traded publicly since February 20, 1997. Prior to such date, there was no established market for its Common Stock. The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from February 21, 1997 (the first day which the Common Stock was publicly traded), through December 31, 1997, with the cumulative total return of the NASDAQ National Market and the NASDAQ Pharmaceutical Index over the same period.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
  AMONG THE COMPANY, THE NASDAQ NATIONAL MARKET AND THE NASDAQ PHARMACEUTICAL
                                     INDEX
                                    [CHART]

Total Returns Index For                    2/21/97          6/30/97          9/30/97          12/31/97
-----------------------                    -------          -------          -------          --------
The Company                                100.0            132.29           100.0             61.46
NASDAQ Market Index                        100.0            108.53           126.88           118.99
NASDAQ Pharmaceutical Index                100.0             92.36           103.61            93.09

         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were complied with the exception of: John L. Cassis filed a Form 4 late which represented a single open market acquisition transaction; Dr. Ruskin C. Norman filed two Form 4s late, one of which represented a single open market acquisition transaction and the other represented one open market acquisition transactions and two gift disposition transactions; and Dr. Deirdre K. Tessman filed a single Form 4 late which represented two stock option exercises.


                              CERTAIN TRANSACTIONS

         ILEX was formed in December 1993 for the purpose of conducting certain advanced drug development programs and pursuing commercial opportunities of CTRC. The Company and CTRC Research have an agreement not to commence any legal action against it, in the case of CTRC Research, the Board of Directors of the Company, other than Directors of the Company who are also employees or officers of or consultants to ILEX, or, in the case of ILEX, the Board of Trustees of CTRC Research, for any claim that would have been covered by any directors' and officers' liability insurance policies maintained by CTRC or ILEX, as applicable, subject to certain exceptions. This agreement terminated upon consummation of the initial public offering of the Company's Common Stock on February 20, 1997, but remains in effect with respect to any activity occurring prior to the termination of the agreement.

         The Company has a lease agreement with CTRC Research for office space, a lab and a manufacturing facility. For the year ended December 31, 1997, the Company paid CTRC Research approximately $94,000 related to these lease agreements. The Company leases its manufacturing facility from a non-profit corporation that is controlled by CTRC Research and the Texas Research and Technology Foundation. Such lease provides that rent will be paid at a fixed monthly rate plus a percentage of gross sales from the facility, as defined in the lease. The Company was not required to begin making fixed monthly payments until 1998 or payments based on a percentage of gross sales until certain gross levels are achieved. At December 31, 1997, the Company had payables to CTRC Research amounting to approximately $111,000 related to the aforementioned services and lease agreements.

         CTRC Research and Sanofi S.A. ("Sanofi") are parties to various research and development funding agreements (the "Sanofi Agreements") pursuant to which Sanofi has an exclusive option to license all products or rights
arising from the research conducted under the Sanofi Agreements.   The Company
has entered into a subordinated option agreement (the "Subordinated Option Agreement") with CTRC Research. The terms of the Subordinated Option Agreement provide that, in the event Sanofi declines or fails to exercise its options to license a CTRC Research product or right, ILEX has the first right to negotiate with CTRC Research to license such product or right, and, upon the expiration of the Sanofi Agreements, the first right to negotiate a funding and licensing agreement with CTRC Research for programs unencumbered by Sanofi. The Subordinated Option Agreement expires March 2000.

         In June 1996, the Company entered into a services agreement with Lipitek International, Inc. ("Lipitek"), a corporation whose sole stockholder and chief executive officer is Dr. Alexander L. Weis, who served as Executive Vice President, Chief Scientific Officer and Director of the Company until his resignation from such position on January 23, 1998. The scope of the services to be performed by Lipitek pursuant to the agreement and the payment for such services will be agreed to by the parties on a project-by-project basis. Subject to certain conditions, the agreement may be terminated on 30 days' notice by either party.

         Subcontractors provide the Company with consulting services and preclinical and clinical testing related to certain of its contracts. During the year ended December 31, 1997, the Company incurred approximately the following expenses for subcontracting and consulting costs to the named related parties:

 CTRC Research . . . . . . . . . . . . . . . . . . . . . .   $486,000
 Dr. Von Hoff  . . . . . . . . . . . . . . . . . . . . . .    388,000
 UTHSCSA and Dr. Coltman . . . . . . . . . . . . . . . . .    305,000
 Lipitek International, Inc. . . . . . . . . . . . . . . .  1,654,000

         At December 31, 1997 the following subcontractor and consulting costs were payable to the named related parties:

 CTRC Research . . . . . . . . . . . . . . . . . . . . . .   $194,000
 Dr. Von Hoff  . . . . . . . . . . . . . . . . . . . . . .     29,000

 Lipitek International, Inc. . . . . . . . . . . . . . . .     49,000


         During 1995, the Company entered into consulting services agreements with Daniel D. Von Hoff, M.D. and Charles A. Coltman, Jr., M.D., co-chairmen of the Company's Scientific Advisory Board. Dr. Von Hoff is also a director of the Company. Under the terms of the agreements, the consultants are entitled to receive annual retainers and fixed daily fees for full days of service and hourly fees for partial days of service. In addition, the consultants exercised their right to purchase shares of Common Stock under such agreements and financed a portion of the Common Stock purchases with promissory notes to the Company. The promissory notes of Dr. Von Hoff and Dr. Coltman are in the principal amounts of $64,000 and $38,000, respectively, and have balances at December 31, 1997 of $50,916 and $31,000, respectively. The promissory notes each bear interest at an annual rate of 8% and mature in March 1999.

         In July 1997, the Company and Dr. Von Hoff replaced their consulting agreement with a new consulting agreement, pursuant to which he receives an annual payment of $243,000 plus an incentive payment of up to $125,000 based upon achievement by the Company of certain revenue goals. The new consulting agreement with Dr. Von Hoff expires in June 2002.

                       PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1999 must be received by the Company, addressed to the President of the Company at 11550 IH-10 West, Suite 300, San Antonio, Texas 78230, no later than December 13, 1998, to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.


                                 OTHER MATTERS

         As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                          By order of the Board of Directors,



                                          RICHARD L. LOVE
                                          President and Chief Executive Officer

San Antonio, Texas
April 13, 1998

                                                                       EXHIBIT A
                              ILEX ONCOLOGY, INC.

                             1995 STOCK OPTION PLAN

                               TABLE OF CONTENTS


1.       PURPOSES OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.       SCOPE OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

4.       ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

5.       STOCK SUBJECT TO THE PROGRAM; ADJUSTMENTS UPON CHANGES IN CAPITALIZATION . . . . . . . . . . . . . . . . . .   4

6.       STOCK OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

7.       GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

8.       COMPLIANCE WITH OTHER LAWS AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

9.       EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

10.      AMENDMENT OR TERMINATION OF PROGRAM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

11.      APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                              AMENDED AND RESTATED
                              ILEX ONCOLOGY, INC.
                             1995 STOCK OPTION PLAN


1.       PURPOSES OF THE PLAN

         1.1. The purposes of the ILEX Oncology, Inc. 1995 Stock Option Plan are (a) to assist ILEX Oncology, Inc. in attracting and retaining in the employ of the Company and any Subsidiaries individuals of outstanding competence, and
(b) to provide performance incentives for officers, executives, key employees of and advisors and independent consultants to the Company and any Subsidiaries.

2.       DEFINITIONS

         Unless otherwise required by the context, the terms used in this Plan shall have the meanings indicated in this Section 2. Except where context indicates otherwise, the use of the masculine shall include the feminine, and the use of the singular shall include the plural.

         "Beneficiary": As applied to a participant in the Plan, a person or entity (including a trust or the estate of the participant) designated in writing by the participant on such forms as the Committee may prescribe to whom an Option may pass in the event of the death of the participant. If, at the death of a participant, there shall not be any living person or entity in existence so designated, the term "Beneficiary" shall mean the legal representative of the participant's estate.

         "Board or Board of Directors":  The Board of Directors of the Company.

         "Committee": The Option Committee of the Board of Directors or such other committee as may be designated by the Board of Directors under Section
4.1 to administer the Plan.

         "Common Stock": The common stock of the Company, $.01 par value, or such other class of shares or other securities as may be applicable in accordance with Sections 5.1 and 5.2.

         "Company": ILEX Oncology, Inc., a Delaware corporation, its successors and assigns.

         "Consultant": An advisor or independent consultant to the Company who, in the opinion of the Committee, is in a position to make significant contributions to the Company or a Subsidiary. Should the Company under Section 8 of the Plan elect to register any of the shares of Common Stock covered by the Plan pursuant to Section 12 of the Securities Exchange Act of 1934, then as of the effective date of such registration, a non-employee director on the Company's Board of Directors shall not be considered a Consultant eligible to receive Options under the Plan.

         "Incentive Stock Option": A form of stock option which, by specific provision of the Internal Revenue Code of 1986, as amended, is not subject to federal income tax at the time of its grant or exercise and is issuable only to employees of the corporation granting the option or a parent or subsidiary of such corporation.

         "Key Employee": An employee of the Company or of a Subsidiary regularly employed on a full-time basis, including an officer or director if he is such an employee, who, in the opinion of the Committee, is in a position to make significant contributions to the Company or a Subsidiary.

         "Market Value": As applied to a specific date and unless otherwise specifically defined in the text of the Plan, (i) the average of the high and low sale prices of the Common Stock for such date as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system (or, if no such sales were reported for such date, on the next preceding date for which such sales were reported), or (ii) if the price of Common Stock is not reported on the NASDAQ system or any other national exchange, the fair market value as determined in good faith by the Committee.

         "Option" or "Stock Option": An option to purchase shares of Common Stock granted under Section 6.1.

         "Optionee": A Key Employee or Consultant who has received an Option or Options under the Plan.

         "Permanent Disability": The permanent incapacity of a participant in the Plan to perform the usual duties of his employment by reason of physical or mental impairment. For this purpose, "Permanent Disability" shall be deemed to exist if Optionee is unable by reason of material physical or mental impairment to perform the duties of his regular position with the Company and is not expected to recover from his disability within a period of six months from the commencement of the disability. If at any time Optionee has claimed to be permanently disabled, a physician acceptable to both Optionee and the Committee (which acceptances shall not be unreasonably withheld) shall be retained by the Committee and shall examine Optionee. Optionee shall cooperate fully with the physician. If the physician determines that Optionee is permanently disabled, the physician shall deliver to the Committee a certificate certifying both that Optionee is permanently disabled and the date upon which the condition of permanent disability commenced. The determination of the physician shall be conclusive. For purposes of Options that are Incentive Stock Options, Permanent Disability shall be interpreted in a manner that is consistent with Internal Revenue Code Section 22(e)(3).

         "Plan": The ILEX Oncology, Inc. 1995 Stock Option Plan, as amended from time to time.

         "Restricted Stock": Shares of Common Stock issued or transferred subject to restrictions precluding a sale or other disposition for a period of time (other than as specifically may be permitted) and requiring, as a condition to retention, compliance with any other terms and conditions that may be imposed by the Committee.

         "Retirement": The termination of a participant's employment with the Company and its Subsidiaries due to and consistent with the retirement policies of the Company and its Subsidiaries.

         "Rule 16b-3": As applied on a specific date, Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as then in effect or any other provision that may have replaced such Rule and be then in effect.

         "Subsidiary": Any corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company.

         "Supplement": Rules of general application consistent with the Plan adopted by the Committee as a supplement thereto for the administration or implementation of the Plan or a portion thereof.

3.       SCOPE OF THE PLAN

         The Plan shall apply to the Company and to any Subsidiaries which have not been specifically excluded by the Board of Directors.

4.       ADMINISTRATION

         4.1. The Plan shall be administered by a committee of two or more persons selected by the Board of Directors from its own membership who are not employees of the Company, which shall be the Option Committee of the Board of Directors unless another committee of the Board shall be designated by the Board.

         4.2. The Committee shall have full power to interpret and administer the Plan and full authority to act in determining who shall be participants in the Plan, the number of Options to be granted to each participant, and the conditions, form, manner, time and terms of payment under such Options. The interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all participants and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

         4.3. The Committee may adopt such rules, regulations and Supplements, not inconsistent with the provisions of the Plan, as it deems necessary (a) to determine participation in the Plan, the amount to be granted to each participant and the conditions, form, manner, time and terms of payment under such Options and (b) to administer the Plan, and may amend or revoke any such rule, regulation or Supplement.

         4.4. No member or former member of the Committee or of the Company's Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.
To the maximum extent permitted by applicable law, each member or former member of the Committee or of the Company's Board of Directors shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees and expenses of counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company), arising out of any act or omission to act in connection with the Plan, unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the by-laws of the Company.

5.       STOCK SUBJECT TO THE PROGRAM; ADJUSTMENTS UPON CHANGES IN
         CAPITALIZATION

         5.1. The aggregate number of shares of Common Stock which may be issued or transferred under the Plan shall not exceed 1,800,000, subject to Sections 5.2 and 6.2(l). Such shares may be authorized but unissued shares of Common Stock, shares of treasury stock or shares purchased for the Plan under
Section 7.5.

         5.2. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights of the Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options under this Plan shall be appropriately adjusted in a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Plan shall be adjusted by substituting for the total number and class of shares of stock then reserved for the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

         If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of an Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which the Option may be exercised.

         Except as expressly provided before in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for shares, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of it shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

6.       STOCK OPTIONS

         6.1.    GRANTS OF OPTIONS.

         (a) The form or forms of Options and the number of shares of Common Stock to be made subject to such Options shall be determined by the Committee. Any or all Options granted to Key Employees under the Plan may be in the form of Incentive Stock Options, as determined by the Committee. Incentive Stock Options may be granted by the Committee in substitution for any Stock Option heretofore or hereafter granted to Key Employees under the Plan or under any prior stock option plans of the Company, and such substitution shall not be deemed the grant of a new or additional Option for any purpose under the Plan or otherwise, to the extent permitted by applicable law.

         (b) Subject to the adjustment provisions of Section 5.2, the maximum number of shares of Common Stock which may be issued or transferred to a participant subject to Stock Options in any single year shall not exceed 100,000.

         (c) Notwithstanding anything in the Plan to the contrary, the aggregate Market Value (determined on the date the Option is granted) of the Common Stock for which any Key Employee may be granted Incentive Stock Options in the calendar year in which such Options are first exercisable (under all plans of the Company or any Subsidiary which provide for the granting of Incentive Stock Options) shall not exceed $100,000. Consultants may not be granted Incentive Stock Options.

         6.2. OPTION PROVISIONS. Options shall be subject to the following provisions:

         (a) Options may be granted only to Key Employees and Consultants selected by the Committee.

         (b) The Option price per share of Common Stock shall be determined by the Committee, but shall not be less than 100% of the Market Value thereof on the date the Option is granted.

         (c) The expiration date of each Option shall be established by the Committee at the time the Option is granted, but such date shall not be later than 10 years from the date the Option is granted. Except as required with respect to Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended, the Committee may extend the term of an Option which has a term of less than 10 years for a period ending not later than 10 years from the date of the Option grant and such extension shall not be deemed the grant of a new or additional Option for any purpose under the Plan or otherwise. The extension of the term of an Option shall be subject to the consent of the holder of the Option and may be made at any time prior to the expiration of the Option. Incentive Stock Options may not be granted more than 10 years after the Plan is adopted by the stockholders of the Company.

         (d) Options may be exercised as to all or any portion of the shares of Common Stock subject to the Option while the original Optionee has a relationship with the Company which confers eligibility to be granted Options, but not later than the expiration date specified in such Option.

         (e) Options granted to a Key Employee shall not be affected by any change in the nature of the Key Employee's employment so long as he continues to be employed by the Company or a Subsidiary. Approved leaves of absence shall not be considered a termination or interruption of full-time employment for any purpose of the Plan.

         (f) Each Option shall terminate if and when the Optionee shall cease to be an employee of or advisor or consultant to the Company or its Subsidiaries, except as follows (subject to the provisions of the Internal Revenue Code and applicable regulations of the U.S. Treasury Department concerning Incentive Stock Options):

                 (i) If an Optionee dies while an employee of the Company or a Subsidiary, his Option may be exercised to the extent that the Optionee could have done so at the date of his death by his Beneficiary, at any time, or from time to time, within one year after the date of the Optionee's death but not later than the expiration date specified in such Option.

                 (ii) If an Optionee's employment by the Company or a Subsidiary shall terminate because of Permanent Disability, such employee may exercise his Option, to the extent that he could have done so at the date of his termination of employment, at any time, or from time to time, within one year of such termination but not later than the expiration date specified in such Option.

                 (iii) If an Optionee's employment by the Company or a Subsidiary shall terminate due to Retirement, the Optionee may exercise any Option to the extent that he could have done so at the date of his termination of employment, at any time, or from time to time, within one year of such Retirement (three months in the case of an Incentive Stock Option) but not later than the expiration date specified in such Option.

                 (iv) Except as provided in the following provisions of this Section 6.2(f), if the Optionee's employment by the Company or a Subsidiary shall terminate for any reason other than death, Permanent Disability or Retirement, he may exercise his Option, to the extent that he could have done so at the date of his termination of employment, at any time, or from time to time, within three months of the date of termination of his employment but not later than the expiration date specified in such Option.

                 (v) Notwithstanding anything in the Plan to the contrary, if an Optionee's employment is terminated for cause, his ability to exercise such Option shall terminate on the date of his termination of employment. For this purpose, termination for "cause" shall include termination for reason of (i) Optionee's conviction for, or plea of nolo contendere to, a felony, (ii) Optionee's commission of an act involving self-dealing, fraud or personal profit materially injurious to the Company or a Subsidiary, (iii) Optionee's commission of an act of willful misconduct or gross negligence in the conduct of his employment duties to the Company or a Subsidiary, (iv) habitual absenteeism or tardiness on the part of Optionee with respect to his employment with the Company or a Subsidiary, (v) Optionee's breach or violation of any material internal policies or rules of the Company or a Subsidiary concerning the purchase and sale of that entity's common stock or other securities by employees of the Company or a Subsidiary, and (vi) Optionee's breach of any material provision of any written employment agreement between Optionee and the Company or a Subsidiary. The Committee shall determine in its sole discretion whether a termination was made for cause.

                 (vi) Notwithstanding anything in the Plan to the contrary, the Committee may at any time with the consent of a majority of the disinterested directors of the Company's Board of Directors terminate an Option if it shall, in the reasonable exercise of its judgment, find that the Optionee has disclosed without the written consent of an authorized officer of the Company, to any person not employed by or engaged to render services to the Company or a Subsidiary, any material confidential information of the Company or a Subsidiary or has engaged in material competition with the Company or any Subsidiary or in any activities otherwise contrary to the best interests of the Company or a Subsidiary. The right to exercise the Option has been granted, and the compensation to be realized in the event of exercise has been provided, upon the express understanding that the Optionee shall refrain from engaging in any activities contrary to the best interests of the Company.

         (g) If any Optionee is not an employee of the Company or a Subsidiary, but rather is a Consultant to the Company or a Subsidiary, the following provisions shall apply as if the Optionee were an employee of the Company or a Subsidiary:

                 (i) Section 6.2(f)(i) shall apply if the Consultant relationship terminates because of the Optionee's death.

                 (ii) Section 6.2(f)(ii) shall apply if the Consultant relationship terminates because of the Optionee's Permanent Disability.

                 (iii) Section 6.2(f)(iii) shall apply if the Consultant relationship terminates because of the Optionee's retirement.

                 (iv) Section 6.2(f)(iv) shall apply if the Consultant relationship terminates for any other reason than the Optionee's death, Permanent Disability or retirement.

                 (v) Notwithstanding paragraphs (f)(i) through (f)(iv), above, Section 6.2(f)(v) shall apply if the Consultant relationship is terminated by the Company or a Subsidiary for cause.

                 (vi)     Section 6.2(f)(vi) shall apply as written.

         (h) Subject to the provisions of Sections 6.2(c), (d), (e), (f) and (g) and of the Option agreement pursuant to which an Option is granted, Options may be exercised, in whole or in part, at any time during the term of the Option, except that no Option shall be exercisable prior to the date six months after date of grant of the Option.

         (i) An Option shall be considered exercised under the Plan on the date written notice is mailed (postage prepaid) or delivered to the Secretary of the Company advising of the exercise of a particular Option and transmitting payment of the Option price for the shares involved, but this provision shall not preclude exercise of an Option by any other proper legal method.

         (j) Options are not transferable other than by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by the Optionee or by his or her guardian or legal representative.

         (k) The Committee may place such conditions and restrictions on the exercise of Options and on the transferability of shares of Common Stock received upon exercise of an Option, in addition to those contained herein, as it shall deem appropriate and, without limiting the generality of the foregoing, may provide in the Option grant that shares of Common Stock issued or transferred upon exercise of the Option shall be shares of Restricted Stock subject to forfeiture upon failure to comply with such conditions and restrictions.

         (l) Following the death of a participant, and upon the request of the Beneficiary, the Company may at its election, (i) at any time while the Option may be exercised, purchase the Option at a price equal to the difference between the Market Value, on the date such request is mailed (postage prepaid) or delivered to the Secretary of the Company, of the shares of Common Stock subject to exercise and the Option price of such shares of Common Stock, or (ii) within thirty days following the exercise of an Option, purchase the shares of Common Stock so acquired at their Market Value on the date of exercise. The number of shares of Common Stock purchased by the Company shall be considered issued and transferred for purposes of Sections 5.1 and 6.2(c).

         (m) No shares of Common Stock shall be issued or transferred upon exercise of an Option until full payment therefor has been made. Such payment shall be made in cash. A holder of an Option shall have none of the rights of a stockholder until shares of Common Stock are issued or transferred as the result of the exercise of such Option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be available for general corporate purposes.

7.       GENERAL PROVISIONS

         7.1. Neither the adoption of the Plan nor its operation, nor any booklet or other document describing or referring to the Plan, or any part thereof, (a) shall confer upon any employee any right to continue in the employ of the Company or any Subsidiary or shall in any way affect the right and power of the Company or any Subsidiary to dismiss or otherwise terminate the employment of any employee at any time for any reason with or without cause, or
(b) shall confer upon any advisor or consultant to the Company or any Subsidiary any right to continue in such capacity or shall in any way affect the right of the Company to terminate the advisory or consulting relationship at any time for any reason with or without cause. If the Company or any Subsidiary shall terminate the employment or advisory or consulting relationship of a participant for any reason, whether or not for cause, neither the Company nor such Subsidiary shall incur any liability to the participant due to the inability of the participant by reason of such termination to exercise thereafter any Option, to receive any grant under the Plan or to be eligible thereafter for any grant under the Plan.

         7.2. By accepting any benefits under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, the Board of Directors or the Committee.

         7.3. Appropriate provision shall be made for all taxes which the Company requires to be withheld in connection with the exercise of Options, under the laws of any governmental authority, whether Federal, state or local and whether domestic or foreign. The Committee may in its discretion permit a participant to elect at any time, but in no event later than six months prior to the exercise of any Option, to have a portion of the shares subject to such exercise withheld by the Company for the purpose of satisfying any tax withholding under Federal, state or local tax laws.

         7.4. No rights under the Plan shall be assignable, either voluntarily (except as may specifically be permitted for gifts of Restricted Stock), or involuntarily by way of encumbrance, pledge, attachment, levy or charge of any nature (except as may be required by state or federal law). Notwithstanding anything in the Plan to the contrary, a participant may designate a Beneficiary to receive an Option in the event of the participant's death.

         7.5. Nothing in the Plan shall require the Company or any Subsidiary to segregate or set aside any funds or other property for the purpose of paying Common Stock upon the exercise of Options. No participant, Beneficiary or other person shall have any right, title or interest in any amount awarded under the Plan prior to payment thereof, or in any property of the Company or its Subsidiaries or affiliated corporations.

         7.6. It is contemplated that the Company, although under no legal obligation to do so, may from time to time purchase shares of Common Stock for the purpose of paying an Option, or for the purpose of replacing shares issued or transferred in payment of an Option. All shares so purchased shall, unless and until transferred in payment of such Option, be at all times the property of the Company available for any corporate purpose, and no participant or employee or Beneficiary, individually or as a group, shall have any right, title or interest in any shares of Common Stock so purchased.

         7.7. Headings are given to the sections of the Plan solely as a convenience to facilitate reference; neither such headings nor numbering or paragraphing shall be deemed in any way material or relevant to the construction of the Plan or any provision thereof.

         7.8. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

8.       COMPLIANCE WITH OTHER LAWS AND REGULATIONS

         The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be registered, but are exempt from registration, upon exercising all or any portion of an Option, the Company may require each Optionee (or any person acting under Section 6.2(f)(i)), to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of Options shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER WILL NOT REQUIRE REGISTRATION UNDER SUCH ACT OR UNDER THE SECURITIES LAWS OF ANY STATE.

9.       EFFECTIVE DATE

         The Plan shall become effective if and when, but not until, it is approved by the stockholders of the Company.

10.      AMENDMENT OR TERMINATION OF PROGRAM

         10.1. The Board of Directors may at any time and from time to time modify, revise or amend the Plan in such respects as the Board of Directors may deem advisable in order that the Options granted hereunder may conform to any changes in the law or in any other respect that the Board of Directors may deem to be in the best interests of the Company; provided, however, that without approval by the stockholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which stockholder approval is required in order to comply with (i) Rule 16b-3, (ii) the Internal Revenue Code of 1986, as amended, or regulatory provisions dealing with Incentive Stock Options, (iii) any rules for listed companies promulgated by any national stock exchange on which the Company's Common Stock is traded or
(iv) any other applicable rule or law. All Options granted under the Plan shall be subject to the terms and provisions of the Plan and any amendment, modification or revision of the Plan shall be deemed to amend, modify or revise all Options outstanding under the Plan at the time of the amendment, modification or revision.

         10.2. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, at any time terminate the Plan or any portion thereof.

         10.3. No amendment or termination of the Plan or any portion thereof by the Board of Directors or the stockholders shall, without the consent of a participant, adversely affect any award previously made or any Option or any other rights previously granted to him.

11.      APPLICABLE LAW

         This Plan and all rights hereunder shall be governed, construed and administered in accordance with the laws of the State of Texas.

                                                                       EXHIBIT B


                              AMENDED AND RESTATED
                              ILEX ONCOLOGY, INC.
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         1. Purpose. This 1996 Non-Employee Director Stock Option Plan (the "Plan") of ILEX Oncology, Inc., a Delaware corporation (the "Company"), is adopted for the benefit of the directors of the Company who at the time of their service are not employees or consultants of the Company or any of its subsidiaries ("Non-Employee Directors"), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

         2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). For the purposes of the Plan, a majority of the members of the Board shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Board may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Board shall be liable for any act or omission of any other member of the Board or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. Except as otherwise expressly provided for herein, all questions of interpretation and application of the Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Board.

         3. Option Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.01 par value (or such other par value as may be designated by act of the Company's stockholders) (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 225,000 shares; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 12 hereof. Such shares may be treasury shares or authorized but unissued shares.

         In the event that any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

         4. Grant of Options. Subject to the provisions of Paragraph 16 and the availability under the Plan of a sufficient number of shares of Common Stock that may be issuable upon the exercise of outstanding Options, there shall be granted to each Non-Employee Director as of October 18, 1996, and each Non-Employee Director as of the date he is first elected as a director of the Company, an Option to purchase 17,128 shares of Common Stock at a purchase price per share of Common Stock (the "Option Price") equal to the fair market value of the Common Stock as defined in Paragraph 7 hereof as of the date of grant. In addition to the Options automatically granted under this Section 4 of the Plan, the Board may grant Options at any time during the term of the Plan to any Non-Employee Director, subject only to the applicable limitations set forth in this Plan and applicable law.

No Option shall be granted pursuant to the Plan after October 18, 2006.

         5. Duration of Options. Each Option granted under the Plan shall be exercisable for a term of ten years from the date of grant, subject to earlier termination as provided in Paragraph 9 hereof.

         6. Amount Exercisable. Unless otherwise determined by the Board, all Options granted pursuant to the Plan shall vest and become exercisable as follows:

         (a) Beginning on the last day of the calendar month following the calendar month of the date of grant, an Option may be exercised for up to one-forty-eighth of the shares subject to the Option;

         (b) On the last day of each succeeding calendar month, the Option may be exercised for up to an additional one-forty-eighth of the shares subject to the Option, so that after the expiration of the last day of the forty-eighth calendar month following the calendar month of grant, the Option shall be exercisable in full; and

         (c) To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires on the tenth anniversary of the date of grant.

         Notwithstanding anything to the contrary in the Plan, this Option will become exercisable in full upon a "change in control." For purposes of this Section, a "change in control" shall arise if, at any time while the Optionee is a member of the Company's Board of Directors any one or more of the following events occurs:

                          (i) The Company is merged, consolidated or reorganized into or with another corporation, or other entity and, as a result thereof, less than 50% of the outstanding stock or other capital interests of the surviving, resulting or acquiring corporation, person, or other entity is owned, in the aggregate, by the stockholder or stockholders of the Company immediately prior to such merger, consolidation or reorganization; or

                          (ii) The Company sells all or substantially all of its business or assets (or both) to any other corporation, person, or other entity, less than 50% of the outstanding, voting stock or other capital interests of which are owned, in the aggregate, by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale.

         7. Exercise of Options. An optionee may exercise such optionee's Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which such Option is to be exercised, (iii) the address to which the certificate representing such shares of stock should be mailed, and (iv) the social security number of such optionee. In order to be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of stock and (ii) if applicable, payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

         If, at the time of receipt by the Company of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of stock, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid and (iii) the acquisition by the Company of its own shares of stock for the purpose of enabling such optionee to exercise such Option is otherwise permitted by applicable law and without any vote or consent of any stockholder of the Company, then such optionee may deliver to the Company, in payment of the Option Price of the shares of stock with respect to which such Option is exercised, (x) certificates registered in the name of such optionee that represent a number of shares of stock legally and beneficially owned by such optionee (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of such written notice that is not greater than the Option Price of the shares of stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association (or, in lieu of such certificates, other arrangements for the transfer of such shares to the Company which are satisfactory to the Company) and (y) if the Option Price of the shares of stock with respect to which such Options are to be exercised exceeds such fair market value, a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of such excess plus the amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Notwithstanding the provisions of the immediately preceding sentence, the Board, in its sole discretion, may refuse to accept shares of stock in payment of the Option Price of the shares of stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of stock that were received by the Company with such written notice shall be returned to such optionee, together with notice by the Company to such optionee of the refusal of the Board to accept such shares of stock. The Company may, at its option and upon approval by the Board of Directors of the Company, retain shares of Common Stock which would otherwise be issued upon exercise of an Option to satisfy any withholding tax liability that may result from the exercise of such Option, which shares shall be valued for such purpose at their then fair market value. If, at the expiration of seven business days after the delivery to such optionee of such written notice from the Company, such optionee shall not have delivered to the Company a cashier's check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of stock with respect to which such Option is to be exercised, such written notice from the optionee to the Company shall be ineffective to exercise such Option.

         As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Paragraph 7, of the Option Price of the shares of stock with respect to which such Option is to be exercised, and (iii) payment, if required, in the form required by the foregoing provisions of this Paragraph 7, of an amount necessary to satisfy any withholding tax liability that may result from the exercise of such Option, a certificate representing the number of shares of stock with respect to which such Option has been so exercised, reduced, to the extent applicable by the number of shares retained by the Company to pay any required withholding tax, such certificate to be registered in the name of such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

         For purposes of this Paragraph 7, the "fair market value" of a share of stock as of any particular date shall mean the closing sale price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is listed if the Common Stock is then listed on a national securities exchange, or if the Common Stock is not so listed, the average of the bid and asked price of a share of Common Stock on that date and reported in the National Association of Securities Dealers Automated Quotation system (the "NASDAQ System"); provided that if no such closing price or quotes are so reported on that date or if in the discretion of the Board another means of determining the fair market value of a share of stock at such date shall be necessary or advisable, the Board may provide for another means for determining such fair market value, including a determination in good faith by the Board of the fair market value as of the date of grant.

         8. Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

         9. Termination. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following:

         (a) On the last day within the three month period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors, for any reason other than the death, disability or retirement of the optionee, during which period the optionee shall be entitled to exercise all Options fully vested as described in Paragraph 6 by the optionee on the date on which the optionee ceased be a member of the Company's Board of Directors;

         (b) On the last day within the one year period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors because of permanent disability, during which period the optionee shall be entitled to exercise all Options fully vested as described in Paragraph 6 by the optionee on the date on which the optionee ceased to be a member of the Company's Board of Directors because of such disability;

         (c) On the last day within the one year period commencing on the date of the optionee's death while serving as a member of the Company's Board of Directors, during which period the executor or administrator of the optionee's estate or the person or persons to whom the optionee's Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of his death;

         (d) On the last day within the one year period commencing on the date an optionee retires from the Board of Directors of the Company in accordance with the Company's retirement policy, during which period the optionee, or the executor or administrator of the optionee's estate or the person or persons to whom such Option shall have been transferred by the will or the laws of descent or distribution in the event of the optionee's death within such one year period, as the case may be, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of such retirement; and

         (e)     Ten years after the date of grant of such Option.

         10. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under the Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Board shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Board, an Option may not be exercised until the optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, the Company shall not be required to issue the underlying shares unless the Board has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Board to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

         "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory, in form and substance to the Corporation, that registration is not required for such sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         11. No Rights as Stockholder. No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

         12. Changes in the Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights of the Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options under this Plan shall be appropriately adjusted in a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Plan shall be adjusted by substituting for the total number and class of shares of stock then reserved for the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

         If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of an Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which the Option may be exercised.

         Except as expressly provided before in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for shares, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of it shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

         13. Amendment or Termination of Plan. The Board of Directors may at any time and from time to time modify, revise or amend the Plan in such respects as the Board of Directors may deem advisable in order that the Options granted hereunder may conform to any changes in the law or in any other respect that the Board of Directors may deem to be in the best interests of the Company; provided, however, that without approval by the stockholders of the Company voting the proper percentage of its voting power, no such amendment shall make any change in the Plan for which stockholder approval is required in order to comply with (i) Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (ii) any rules for listed companies promulgated by any national stock exchange on which the Company's Common Stock is traded or (iii) any other applicable rule or law. All Options granted under the Plan shall be subject to the terms and provisions of the Plan and any amendment, modification or revision of the Plan shall be deemed to amend, modify or revise all Options outstanding under the Plan at the time of the amendment, modification or revision.

         14. Written Agreement. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Board in its discretion shall deem advisable.

         15. Indemnification of Board. The Company shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Board, whether or not he continues to be such member of the Board at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Board (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Board, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Board unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member of the Board may be entitled to as a matter of law, contract, or otherwise. Nothing in this Section 15 shall be construed to limit or otherwise affect any right to indemnification, or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Board, provided by law, the Certificate of Incorporation of the Company or otherwise.

         16. Effective Date of Plan. This Plan shall be deemed to have been adopted and effective on October 18, 1996; provided, however, that if the Company has not completed an underwritten public offering of its Common Stock on or before April 30, 1996, this Plan and all Options granted hereunder shall automatically terminate.

                              ILEX ONCOLOGY, INC.

            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 20, 1998


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                            Please mark, sign, date and return in the enclosed envelope.
    P          The undersigned stockholder of ILEX Oncology, Inc. (the "Company") hereby appoints
    R      Richard L. Love and James R. Koch, or each of them, proxies of the undersigned with full
    O      power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held
    X      on Wednesday, May 20, 1998, at 10:00 a.m., Central Standard Time, at the Omni San Antonio
    Y      Hotel, 9821 Colonnade Boulevard, San Antonio, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:


           (1)   ELECTION OF DIRECTORS

                 [ ]      FOR                               [ ]     WITHHOLD AUTHORITY
                 all nominees listed below                  to vote for all nominees listed below
                 (except as marked below)


                 Richard L. Love                   Gary V. Woods             A. Dana Callow, Jr.

                 John L. Cassis                    Jason S. Fisherman, M.D.  Ruskin C. Norman, M.D.

                 Daniel D. Von Hoff, M.D.          Joseph S. Bailes, M.D.

                 INSTRUCTIONS:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                                  INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR
                                  STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH
                                  ABOVE.


         (2) PROPOSAL TO APPROVE AND AMEND THE COMPANY'S 1995 STOCK OPTION PLAN (THE "STOCK OPTION PLAN"), TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE STOCK OPTION PLAN TO 1,800,000.


                    [ ]  FOR             [ ]  AGAINST             [ ]  ABSTAIN


         (3) PROPOSAL TO APPROVE AND AMEND THE COMPANY'S 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (THE "NEDSOP" TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE NEDSOP TO 225,000.


                    [ ]  FOR             [ ]  AGAINST             [ ]  ABSTAIN

         (4) PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

         [ ]  FOR                          [ ]  AGAINST                      [ ]
                                                                         ABSTAIN


         (5) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof;

         all as more particularly described in the Proxy Statement dated April 13, 1998, relating to such meeting, receipt of which is hereby acknowledged.

                 This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.



          ______________________________________________________________________



                                        ________________________________________
                                                  ______________________________
                                                  Signature of Stockholder(s)


                                        Please sign your name exactly as it
                                                  appears hereon.  Joint owners
                                                  must each sign.  When signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give your
                                                  full title as it appears
                                                  hereon.

                                        Dated __________________________, 1998.